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                                                                   EXHIBIT 10.20

                           REVOLVING CREDIT AGREEMENT

      THIS REVOLVING CREDIT AGREEMENT (this "Agreement") made as of February 23, 2005, by and among TEKNIK DIGITAL ARTS INC., a Nevada corporation ("Borrower") and CODEFIRE ACQUISITION CORP., a California corporation ("Lender").

      Borrower and Lender agree as follows:

      1. The Revolving Credit. Lender agrees, subject to the terms and conditions hereof, to lend to Borrower from time to time from the date hereof until February 23, 2006 (unless the Note is accelerated or terminated earlier than such date) (the "Commitment Period"), such sums (the "Advances") not to exceed $1,000,000 in the aggregate at any one time outstanding (the "Credit") as Borrower may request from time to time. The Credit is subject to the terms and conditions of this Agreement and the Revolving Credit Note (the "Note"), which, together with this Agreement, evidences the Credit. The Note shall be in the form attached hereto as Exhibit A.

      2. Proceeds of the Credit are to be used for the general corporate purposes of Borrower. Reduction of Credit. Borrower shall have the right, upon at least thirty (30) business days notice to Lender, to terminate in whole or reduce in part the unused portion of the Credit; provided that no reduction shall be permitted if, after giving effect thereto, and to any prepayment made therewith, the outstanding and unpaid principal amount of the Advances shall exceed the Credit. The Credit once reduced or terminated may not be reinstated.

      3. Conditions to all Loans. The obligation of Lender to make any Advance is subject to its satisfaction of the following conditions precedent:

            (a) Delivery of Note. Borrower shall have delivered the Note to Lender, properly executed by Borrower.

            (b) No Event of Default. No event of default caused by Borrower under this Agreement or the Note shall have occurred and be continuing on the date the Advance is to be made or after giving effect to the Advance to be made.

            (c) Borrowing Certificate. Lender shall have received a signed, completed borrowing request from Borrower in the form of Exhibit B hereto as provided in the Note. Such borrowing certificate signed by Borrower shall constitute a request for an Advance by Borrower and shall be binding on Borrower. Borrower shall give Lender at least [five (5)] business days notice of any Advance under this Agreement.

            (d) Representations and Warranties. The representations and warranties of Borrower contained in this Agreement shall be true and correct in all material respects as of the date of each Advance.

      4. Repayment of Advances. All Advances, if not earlier repaid, shall be repaid to Lender by the last business day in the relevant Commitment Period.

      5. Interest. Borrower agrees to pay Lender interest on the unpaid principal amount from time to time outstanding under this Agreement, in arrears, at a rate equal the lesser of (i) seven percent (7%) per annum or (ii) the highest lawful rate permissible under any applicable law. Interest shall be computed as simple interest. Interest shall be paid in immediately available funds on the [first (1st)] business day of each [month] and at maturity of the relevant Advances.

      6. Prepayments. Borrower may upon at least thirty (30) days notice to Lender, prepay the Note in whole or in part with accrued interest to the date of such prepayment on the amount prepaid.

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      7. Method of Payment. Borrower shall make each payment under this
Agreement and under the Note not later than 5:00 p.m. Arizona time on the date when due in lawful money of the United States to the bank account specified in writing to Borrower by Lender in immediately available funds.

      8. Extension of Commitment Period. Borrower may, at least thirty (30) days before the end of the Commitment Period then in effect, request in writing to Lender that the Commitment period be extended one (1) year to the anniversary date next following the last day of the Commitment Period then in effect. Lender shall not be obligated to grant Borrower any such extension. If any such extension is granted by Lender, Borrower shall execute and deliver an amended and restated Note reflecting such extension.

      9. Representations and Warranties. Borrower makes the following representations and warranties, all of which shall be deemed to be continuing representations and warranties so long as any part of the Credit is unpaid or any commitment of Lender to make Advances exists hereunder.

            (a) Good Standing and Authority of Borrower. Borrower is duly organized, validly existing and in good standing under the laws of the state of its incorporation. Borrower has corporate power and authority to transact the business in which it is engaged; is duly licensed or qualified and in good standing in each jurisdiction in which the conduct of business or ownership of property requires such licensing or such qualification, except where the failure to be so licensed or qualified could not reasonably be expected to have a material adverse effect on the business or financial condition of Borrower; and has all necessary corporate power and authority to enter into this Agreement and to execute, deliver and perform this Agreement, the Note and any other document executed in connection with this Agreement to which it is a party, all of which have been duly authorized by all proper and necessary corporate and shareholder action, as appropriate. This Agreement and the Note constitute the legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms. To the knowledge of Borrower, after reasonable review and consideration, the execution and delivery of this Agreement and the Note is not and will not be in violation of any agreement to which Borrower is a party (except for any violation which would not have a material adverse effect on Borrower), and no consent of any kind is required for Borrower to enter into or perform this Agreement or to execute and deliver the Note.

            (b) Financial Condition. Borrower has the financial resources or can obtain the necessary financing to meet its debt obligations under this Agreement and the Note.

            (c) Litigation. There are no actions, suits, proceedings or investigations pending or, to the knowledge of Borrower, threatened against Borrower, which could reasonably be expected to, in any case or in the aggregate, materially adversely affect the property, assets, financial condition or business of Borrower taken as a whole.

      10. Covenants. So long as any part of the Credit is unpaid, or there exists any commitment of Lender to make Advances:

            (a) Future Financial Statements. Borrower will furnish or cause to be furnished to Lender: (i) within 45 days after the end of each quarter, including the last quarter of any fiscal year, an unaudited financial statement, in consolidated form under GAAP, of Borrower as of the end of such and as of the end of each month in such quarter, which statement shall consist of a balance sheet, and related statements of income and retained earnings, covering the period from the end of Borrower's immediately preceding fiscal year to the end of such quarter, certified to be correct in all material respects by the President or Chief Financial Officer of Borrower, subject to such year-end accounting adjustments as are normal and customary; and (ii) within 120 days after the end of each of its fiscal years, a financial statement of Borrower, which shall consist of a balance sheet, and related statements of income and retained earnings, covering the period of Borrower's immediately preceding fiscal year, and which shall be audited by independent certified public accountants reasonably satisfactory to Lender, and in consolidated form under GAAP.

            (b) Taxes. Borrower will promptly pay and discharge all of its taxes, assessments and other governmental charges (including any charged or assessed on the issuance of the Note) prior to the date on which material penalties are attached thereto, establish adequate reserves for the payment of taxes and assessments and make all required withholding and other tax deposits; provided, however, that nothing contained herein shall require

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the payment of any tax assessment or charge so long as its validity is being contested in good faith and by appropriate proceedings diligently conducted.

            (c) Litigation. Borrower will promptly notify Lender in writing as soon as Borrower has knowledge of the institution or filing of any material litigation, or governmental or regulatory proceeding against, or investigation of, Borrower: (i) the outcome of which may reasonably be expected to materially and adversely affect the finances or operations of Borrower or Borrower's ability to fulfill its obligations hereunder; or (ii) which questions the validity of this Agreement, the Note or any action taken or to be taken pursuant thereto; and furnish or cause to be furnished to Lender such information regarding any such matter as Lender may request.

            (d) Corporate Standing; Business. Borrower will maintain its corporate existence in good standing and remain or become duly licensed or qualified and in good standing in each jurisdiction in which the conduct of its business or ownership of its property requires such qualification or licensing.

            (e) Other Acts. Borrower will execute and deliver, or cause to be executed and delivered, to Lender all further documents and perform all other acts which Lender reasonably deems necessary or appropriate to protect the Credit.

      11. Events of Default. The occurrence of any one or more of the following events shall constitute an event of default ("Event of Default"):

            (a) Nonpayment. Nonpayment within five business days of when due, whether by acceleration or otherwise, of principal of or interest on the Note or of any cost or expense provided for in this Agreement.

            (b) Covenants. Default in the observance of covenants or agreements contained in this Agreement, which is not remedied within thirty (30) days after written notice thereof by Lender to Borrower.

            (c) Financial Condition. The filing by or against Borrower of a request or petition for liquidation, reorganization, arrangement adjustment of debts, adjudication as a bankrupt, relief as a debtor or other relief under the bankruptcy, insolvency or similar laws of the United States or any state or territory thereof or any foreign jurisdiction, now or hereafter in effect (but in the case of a filing against Borrower, only if such filing is not vacated or bonded within sixty (60) days of filing); the making of any general assignment by Borrower for the benefit of creditors; the appointment of a receiver or trustee for Borrower or for any assets of any of them, including, without limitation, the appointment of or taking possession by a "custodian," as defined in the Federal Bankruptcy Code; or the institution by or against Borrower of any other type of insolvency proceeding (under the Federal Bankruptcy Code or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against or winding up of affairs of Borrower (but in the case of a proceeding instituted against Borrower, only if such proceeding is not vacated or bonded within sixty (60) days of such institution).

            (d) Business; Judgments. The cessation of Borrower as a going business concern; the entry judgment against Borrower in an amount in excess of $5,000,000.00, other than a judgment for which Borrower is fully insured, if thirty (30) days after entry of judgment, such judgment is not satisfied, vacated, bonded or stayed pending appeal; or if Borrower is generally not paying its debts as such debts become due.

            (e) Representations. If any certificate, statement, representation, warranty or audit heretofore or hereafter furnished by or on behalf of Borrower pursuant to or in connection with this Agreement, or as an inducement to Lender to extend the Credit to, or to enter into this or any other agreement with Borrower proves to have been false in any material respect at the time as of which the facts therein set forth were stated or certified, or to have omitted any substantial and material contingent or unliquidated liability or claim against Borrower.

            (f) Other Indebtedness. Nonpayment by Borrower when due of any indebtedness for borrowed money owing to any party other than Lender and such failure continues after any applicable grace or notice period, or the occurrence of any event which permits the acceleration of payment of any such indebtedness except where such nonpayment would not have a material adverse effect on the Borrower.

      12. Acceleration. Upon the happening of an Event of Default specified in subsection (f), above, any obligation of Lender to make Advances shall cease immediately, and the Note shall become immediately due and payable, without presentation, demand or notice of any kind to Borrower. Upon the happening of any other Event of Default, Lender may, upon notice to Borrower, terminate any obligation of Lender to make Advances and declare

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the Note immediately due and payable, without presentation, demand or further notice of any kind to Borrower. Notwithstanding the foregoing, any acceleration herein shall be subject to any applicable grace periods provided for in this Agreement.

      13. Expenses. Borrower shall reimburse Lender promptly for all of its reasonable and documented out-of-pocket costs and expenses incurred in connection with the Credit including, without limitation, filing fees, recording fees, any taxes which Lender may be required to pay in connection with the execution and delivery of this Agreement and the Note, and any costs and expenses incident to the enforcement of any provision of this Agreement or the Note. "Costs and expenses" as used in the preceding sentence shall also include, without limitation, the reasonable outside attorneys' fees incurred by Lender in retaining counsel in connection with the preparation or execution of this Agreement; for advice, suit, appeal, any insolvency or other proceedings under the Federal Bankruptcy Code or otherwise; or for any other purpose related to the Credit.

      14. Miscellaneous.

            (a) Amendments and Waivers. No modification, rescission, waiver, release, or amendment of any provision of this Agreement shall be made except by a written agreement signed by a duly authorized officer of Borrower and a duly authorized officer of Lender.

            (b) Delays and Omissions. No delay or omission by Lender in exercising any right or remedy hereunder or with respect to the Credit shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. Lender may remedy any default by Borrower hereunder or with respect to the Credit in any reasonable manner without waiving the default remedied and without waiving any other prior or subsequent default by Borrower, and shall be reimbursed for its expenses in so remedying such default. All rights and remedies of Lender hereunder, under any other agreement and otherwise are cumulative; if any provision of this Agreement is inconsistent with any provision of any other agreement between Lender and Borrower, the provisions of this Agreement shall control.

            (c) Successors and Assigns. Borrower and Lender as used herein shall include the legal representatives, successors, and assigns of those parties. Notwithstanding the foregoing, Borrower may not assign or transfer this Agreement, the Note, or any rights under the Note or this Agreement without the prior written consent of Lender.

            (d) Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

      If to Lender, addressed to:

            CodeFire Acquisition Corp.
            3104 East Camelback Road #509
            Phoenix, Arizona 85016
            Attention: Kristine Ward
            Fax: (602) 485-8782

      If to Borrower, addressed to:

            Teknik Digital Arts Inc.
            c/o Corporation Trust Company of Nevada
            6100 Neil Road, Suite 500
            Reno, Nevada 89511
            Attn: John Ward
            Fax: (480) 443-3879

      with a copy to:

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            Squire, Sanders & Dempsey L.L.P.
            Two Renaissance Square
            40 North Central Avenue, Suite 2700
            Phoenix, Arizona 85004
            Attention: Gregory R.  Hall, Esquire
            Fax: (602) 253-8129

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

            (e) Generally Accepted Accounting Principles. Any financial calculation to be made, and books and records to be kept, in connection with the provisions of this Agreement shall be in accordance with generally accepted accounting principles consistently applied each year and from year to year.

            (f) Severability. The invalidity, illegality or unenforceability of any provision of this Agreement shall not affect or impair the validity, legality or enforceability of the remainder of this Agreement, and to this end, the provisions of this Agreement are declared to be severable.

            (g) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the substantive laws (other than conflict laws) of the State of Arizona.

            (h) Arbitration. Any controversy arising out of or relating to this Agreement shall be settled by arbitration conducted in Phoenix, Arizona in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. The award rendered by the arbitrator(s) shall be final and judgment upon the award rendered by the arbitrator(s) may be entered upon it in any court having jurisdiction thereof. The arbitrator(s) shall possess the powers to issue mandatory orders and restraining orders in connection with such arbitration. The expenses of the arbitration shall be borne by the losing party unless otherwise allocated by the arbitrator(s). The agreement to arbitrate shall be specifically enforceable under the prevailing arbitration law. During the continuance of any arbitration proceedings, the parties shall continue to perform their respective obligations under this Agreement.

      THE PARTIES HERETO have signed this Agreement on the date written above.

                                          LENDER

                                          CodeFire Acquisition Corp.

                                          By: /s/ Kristine Ward
                                              ---------------------------------
                                              Name: Kristine Ward
                                              Its: Secretary

                                          BORROWER

                                          Teknik Digital Arts Inc.

                                          By: /s/ John Ward
                                              ---------------------------------
                                              Name: John Ward
                                              Its: hief Executive Officer

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                   EXHIBIT A TO THE REVOLVING CREDIT AGREEMENT

                          FORM OF REVOLVING CREDIT NOTE

                                February 23, 2005

                                                                      $1,000,000
                                                              Due: March 1, 2006

1. Promise to Pay. FOR VALUE RECEIVED, TEKNIK DIGITAL ARTS INC., a Nevada corporation ("Borrower"), promises to pay to the order of CODEFIRE ACQUISITION CORP., a California corporation ("Lender"), the sum not to exceed of One Million Dollars ($1,000,000.00), or so much thereof as may be from time to time outstanding, together with all other amounts added thereto pursuant to this Note or otherwise payable to Lender (together, the "Loan"), together with default interest thereon (if any) as hereinafter set forth, payable in lawful money of the United States of America. Payments shall be made to Lender at such address or account as Lender may hereafter designate in writing to Borrower.

2. Revolving Loan. This Note evidences a revolving credit, all or any part of which may be advanced to Borrower, repaid by Borrower, and readvanced to Borrower from time to time, subject to the other provisions hereof and the provisions of the Revolving Credit Agreement (the "Credit Agreement"), dated as of February 23, 2005, by and between Borrower and Lender provided that the principal balance outstanding hereunder at any one time shall not exceed $1,000,000.00.

3. Interest. Borrower promises to pay interest on the unpaid principal amount of each Advance (as defined in the Credit Agreement) evidenced hereby from the date of such Advance until the principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

4. Repayment of Advances. Borrower promises to pay the principal of any Advance at such times and on such dates as specified in the Credit Agreement.

5. Governing Law; Severability. This Note shall be governed by and construed in accordance with the internal laws of the State of Arizona, without regard to conflicts of laws principles. The invalidity, illegality or unenforceability of any provision of this Note shall not affect or impair the validity, legality or enforceability of the remainder of this Note, and to this end, the provisions of this Note are declared to be severable.

6.    Miscellaneous.

      6.1 Amendments. This Note may not be terminated or amended orally, but only by a termination or amendment in writing signed by Lender.

      6.2 Lawful Rate of Interest. In no event whatsoever shall the amount of interest paid or agreed to be paid to Lender pursuant to this Note exceed the highest lawful rate of interest permissible under applicable law.

      6.3 Waivers. Borrower hereby waives grace, diligence, presentment, demand, notice of demand, dishonor, notice of dishonor, protest, notice of protest, any and all exemption rights against the indebtedness evidenced by this Note and the right to plead any statute of limitations as a defense to the repayment of all or any portion of this Note, and interest thereon, to the fullest extent allowed by law. No delay, omission and/or failure on the part of the Lender in exercising any right and/or remedy hereunder shall operate as a waiver of such right and/or remedy or of any other right and/or remedy of Lender.

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      6.4 Captions. The captions of the Sections of this Note are for convenience of reference only and shall not be deemed to modify, explain, enlarge or restrict any of the provisions hereof.

      6.5 Notices. Notices shall be given under this Note in conformity with the terms and conditions of the Credit Agreement.

      6.6 Time of Essence. Time is of the essence of this Note and the performance of each of the covenants and agreements contained herein.

      6.7 Arbitration. Any controversy arising out of or relating to this Note shall be settled by arbitration conducted in Phoenix, Arizona in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. The award rendered by the arbitrator(s) shall be final and judgment upon the award rendered by the arbitrator(s) may be entered upon it in any court having jurisdiction thereof. The arbitrator(s) shall possess the powers to issue mandatory orders and restraining orders in connection with such arbitration. The expenses of the arbitration shall be borne by the losing party unless otherwise allocated by the arbitrator(s). The agreement to arbitrate shall be specifically enforceable under the prevailing arbitration law. During the continuance of any arbitration proceedings, the parties shall continue to perform their respective obligations under this Note.

      IN WITNESS WHEREOF, Borrower has executed this Note or has caused the same to be executed by its duly authorized representatives as of the date set first forth above.

                                          BORROWER:

                                          TEKNIK DIGITAL ARTS INC.

                                          By:
                                              __________________________________
                                              Name:
                                              Its:

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                   EXHIBIT B TO THE REVOLVING CREDIT AGREEMENT

                             FORM OF ADVANCE REQUEST

                                                              Date: ____________
                                                              Time: ____________

CodeFire Acquisition Corp.
3104 East Camelback Road #509
Phoenix, Arizona 85016

Dear Ladies and Gentlemen:

      The undersigned, Teknik Digital Arts Inc. ("Borrower") refers to the Revolving Credit Agreement dated as of February 23, 2005 (as it may hereafter be amended, modified, extended or restated from time to time, the "Credit Agreement") by and between Borrower and CodeFire Acquisition Corp., a California corporation. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

      Borrower hereby gives notice that it requests an Advance pursuant to the Credit Agreement and sets forth below the terms of such requested Advance:

      A.    Date of Advance                      _______________

      B.    Principal Amount of Advance          _______________

                                          Sincerely,

                                          TEKNIK DIGITAL ARTS INC.

                                          By: __________________________
                                          Its: _________________________